UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

TILE SHOP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-35629	45-5538095
(Commission File Number)	(IRS Employer
Identification No.)
14000 Carlson Parkway, Plymouth, Minnesota 55441
(Address of principal executive offices) (Zip Code)

(763) 852-2901
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities.

On March 1, 2013, nine warrant holders exercised outstanding warrants (the “Warrants”) to purchase 2,619,996 shares of common stock, par value $0.0001 per share (the “Shares”), of Tile Shop Holdings, Inc., a Delaware corporation (the “Company”). The Warrants were exercised on a cashless basis and the exercise price per share was $11.50. A total of 932,043 Shares were issued to the warrant holders and a total of 1,687,953 Shares were withheld to pay the exercise price pursuant to the cashless exercise.

The Company is relying on Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Shares issued from the registration requirements of the Securities Act, since the Shares were issued to a limited number of persons pursuant to a cashless exercise of the Warrants. In addition, these persons had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013

TILE SHOP HOLDINGS, INC.

/s/ Timothy Clayton

Timothy Clayton

Chief Financial Officer